CERTIFICATION
Pursuant to
18 U.S.C Section 1350 as Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002

          Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Minrad International, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

          The Transition Period Report on Form 10-KSB for the fiscal period ended December 31, 2004 (the Form 10-KSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2005	/s/ William H. Burns, Jr. William H. Burns, Jr., President & CEO (Chief Executive Officer)
Dated: March 24, 2005	/s/ Richard P. Tamulski Richard Tamulski, Vice President of Finance (Chief Financial Officer)